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                                                                    EXHIBIT 10.5

                              THE HOME DEPOT, INC.

                RESTATED AND AMENDED EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of The Home Depot, Inc. Employee Stock Purchase Plan (the "Plan") is to encourage and enable eligible employees of The Home Depot, Inc. (the "Company") to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.       Definitions. The following words or terms have the following meanings:

         (a) "Plan" shall mean this The Home Depot, Inc. Employee Stock Purchase Plan.

         (b)      "Company" shall mean The Home Depot, Inc.

         (c) "Board of Directors" shall mean Board of Directors of the Company or the Executive Committee of such Board.

         (d) "Shares", "Stock" or "Common Stock" shall mean shares of the $.05 par value Common Stock of the Company.

         (e) "Committee" shall mean the committee of the Board of Directors of the Company appointed to administer the Plan.

         (f) "Subsidiary" shall mean any corporation if, at the time of the granting of an option to purchase Common Stock under the Plan, the Company owns or controls directly or indirectly more than 50 percent of the total voting power represented by all classes of stock issued by such corporation.

         (g) "Eligible Employee" shall mean a person regularly employed by the Company or a Subsidiary on the effective date of any offering of stock pursuant to the Plan; provided, however, that no person shall be considered an Eligible Employee unless he or she is customarily employed by the Company or a Subsidiary for more than twenty hours per week and more than five months in a


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                  calendar year; and provided further, that the Board of
                  Directors may exclude the employees of any specified Subsidiaries from any offering under the Plan.

         (h) "Annual Pay" shall mean an amount equal to the sum of (i) the annual basic rate of pay of an Eligible Employee as determined from the payroll records of the Company or a Subsidiary on the effective date of an offer of Stock made pursuant to the Plan, and (ii) the amount paid to the Eligible Employee by the Company or a Subsidiary under any incentive compensation or bonus plan during the twelve-month period immediately preceding the effective date of an offer of Stock made pursuant to the Plan.

         (i) "Market Price" shall mean the closing price of the Company's Common Stock on the New York Stock Exchange.

         (j) "Options" shall mean the right or rights granted to Eligible Employees to purchase the Company's Common Stock under an Offering made under the Plan and pursuant to such Eligible Employees' elections to purchase.

         (k) "Purchase Period" shall mean the number of calendar months during which installment payments for stock purchased under the Plan shall be made.

         (l) "Subscription Period" shall mean that period of time prescribed in any offer of Stock under the Plan beginning on the first day employees may elect to purchase Shares and ending on the last day such elections to purchase are authorized to be received and accepted.

3. Shares Reserved for Plan. The Shares of the Company's Common Stock to be sold to Eligible Employees under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be 129,618,750. The Shares reserved may be issued and sold pursuant to one or more offerings under the Plan. With respect to each offering, the Board of Directors, or the Committee will specify the number of Shares to be made available, the length of the Subscription Period, the length of the Purchase Period and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate. In no event shall the Subscription Period and the Purchase Period together exceed 27 months for any offering.

                  In the event of a subdivision or combination of the Company's Shares, the maximum number of Shares which may thereafter be issued and sold under the


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         Plan and the number of Shares under elections to purchase at the time of such subdivision or combination will be proportionately increased or decreased, the terms relating to the price at which Shares under the elections to purchase will be sold will be appropriately adjusted, and such other action will be taken as in the opinion of the Board of Directors deems appropriate under the circumstances. In case of a reclassification or other change in the Company's Shares, the Board of Directors also will make appropriate adjustments.

4. Administration of the Plan. The Plan shall be administered by a Committee consisting of not less than two directors of the Company who shall be appointed by the Board of Directors. The Committee shall be vested with full authority to make, administer and interpret such equitable rules and regulations regarding the Plan or to make amendments to the Plan itself as it may deem advisable; provided, however, that no such amendment shall increase the maximum number of shares available for sale under the Plan, otherwise than as required to reflect a subdivision or a combination as provided in Article 3 hereof, nor shall any such amendment act to expand the persons eligible to participate in the Plan beyond the employees of the Company and Subsidiaries. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all Eligible Employees and any and all persons claiming under or through an Eligible Employee.

                  The Committee may act by a majority vote at a regular or special meeting of the Committee or by decision reduced to writing and signed by a majority of the members of the Committee without holding a formal meeting, vacancies in the membership of the Committee arising from death, resignation or other inability to serve shall be filled by the Board of Directors.

5. Participation in the Plan. Options to purchase the Company's Common Stock under the Plan shall be granted only to Eligible Employees. Options to purchase Shares shall be granted to all Eligible Employees of the Company or Subsidiaries whose Eligible Employees are granted such rights; provided, however, that the Board of Directors may determine that any offering of Common Stock under the Plan will not be extended to highly compensated employees as defined in Section 414(q) of the Code, and provided further that in no event may an employee be granted an option under this Plan if such employee, immediately after the option is granted, owns Stock possessing five percent or more of the total combined voting power or value of all classes of capital stock of the Company or Subsidiaries.

                  For the purposes of determining stock ownership and the limitations to purchase under this section, the rules of Section 424(d) of the Code shall apply and Stock which the employee may purchase under all outstanding options shall be treated as Stock owned by the employee.


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6.       Purchase Price. The purchase price for Shares purchased pursuant to the
         Plan (except as otherwise provided herein) shall be the lower of (a) 85 percent of the Market Price on the first day of the Purchase Period; or
         (b) 85 percent of the Market Price on the last day of the Purchase Period; or if no Shares were traded on such day, on the last day prior thereto on which Shares were traded.

7. Method of Payment. Except as provided in Sections 15 and 16, all payments for Shares purchased pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment. Each Eligible Employee electing to purchase Shares will authorize the Company to withhold a designated amount from his regular weekly, bi-weekly, semimonthly or monthly pay for each payroll period during the Purchase Period. All such payroll deductions made for an Eligible Employee shall be credited to his account under the Plan. At the end of the Purchase Period, each Eligible Employee shall receive in cash the balance remaining in his account, if any, after the purchase of the number of Shares covered by his option to purchase Shares.

8. Employee's Election To Purchase - Grants of Options. In order to participate in the Plan, an Eligible Employee must sign an election to purchase Shares on a form provided by the Company stating the Eligible Employee's desire to purchase Shares under the Plan and showing the amount which the Eligible Employee elects to have withheld from his pay for such payroll period during the Purchase Period. The election to purchase Shares must be delivered on or before the last day of the Subscription Period to the person or office designated to receive and accept such elections. Subject to the limitations set forth in Paragraph 9, each participating Eligible Employee shall be granted an option to purchase a fixed maximum number of Shares determined by the following procedure:

                  Step 1 - Determine the aggregate amount which will be withheld from the Eligible Employee's pay during the Purchase Period;

                  Step 2 - Determine the figure which represents the lower of (a) 85 percent of the Market Price on the first day of the Purchase Period; or
                                    (b) 85 percent of the Market Price on the last day of the Purchase Period; or if no Shares were traded on such day, on the last day prior thereto on which Shares were traded.

                  Step 3 - Divide the figure determined in Step 1 by the figure determined in Step 2. This final figure shall be the fixed maximum number of Shares for which the Eligible Employee may be granted an option to purchase.


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                  In the event the total maximum number of Shares resulting from all elections to purchase under any offering of Shares under the Plan exceeds the number of Shares offered, the Company reserves the right to reduce the maximum number of Shares which Eligible Employees may purchase pursuant to their elections to purchase, to allot the Shares available in such manner as it shall determine, but generally prorata to subscriptions received and to grant options to purchase only for such reduced number of Shares.

                  All Shares included in any offering under the Plan in excess of the total number of Shares which all Eligible Employees elect to purchase and all Shares with respect to which elections to purchase are canceled as provided in Paragraph 12 shall continue to be reserved for the Plan and shall be available for inclusion in any subsequent offering under the Plan.

9. Limitations Of Number Of Shares Which May Be Purchased. The following limitations shall apply with respect to the number of Shares which may be purchased by each Eligible Employee who elects to participate in an offering under the Plan;

         (a) No Eligible Employee may purchase Shares during any one offering pursuant to the Plan for an aggregate purchase price (which shall be computed on an annual basis in the event the Purchase Period is more or less than 12 months) in excess of 20 percent of his Annual Pay; and

         (b) No Eligible Employee shall be granted an option to purchase Shares under the Plan if such Eligible Employee immediately after such option is granted, owns stock or holds options to purchase stock possessing five percent or more of the total combined voting power or value of the capital stock of the Company or of any Subsidiary; and

         (c) No Eligible Employee may be granted an option to purchase Shares which permits his right to purchase Stock under the Plan and all other stock option plans of the Company and of any Subsidiary pursuant to Section 423 of the Code to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of such Stock (determined on the date the option to purchase is granted).

                  An Eligible Employee may elect to purchase less than the number of Shares which he is entitled to elect to purchase.

10. Stockholder Rights. Only upon the issuance of Shares to an Eligible Employee or his agent (and only in respect to such Shares purchased) shall an Eligible Employee obtain the rights of stockholders, including, without limitation, the right to vote the shares or receive dividends or other distributions thereon. The


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         Shares purchased will be issued as soon as practicable after the last day of the Purchase Period.

11. Rights To Purchase Shares Not Transferable. An Eligible Employee's rights under his election to purchase Shares may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution. If this provision is violated the right of the Eligible Employee to purchase Shares shall terminate and the only right remaining under such Eligible Employee's election to purchase will be to have paid over to the person entitled thereto the amount then credited to the Eligible Employee's account.

12. Cancellation of Election to Purchase. An Eligible Employee who has elected to purchase Shares may cancel his election in its entirety or may partially cancel his election by reducing the amount which he has authorized the Company to withhold from his pay for each payroll period during the Purchase Period. Any such full or partial cancellation shall be effective upon the delivery by the Eligible Employee of written notice of cancellation to the office or person designated to receive elections. Such notice of cancellation must be so delivered before the close of business on the last business day of the Purchase Period. If an Eligible Employee partially cancels his original election by reducing the amount authorized to be withheld from his pay, he shall continue to make installment payments at the reduced rate for the remainder of the Purchase Period. Only one partial cancellation may be made during a Purchase Period.

                  An Eligible Employee's rights upon the full or partial cancellation of his election to purchase Shares shall be limited to the following:

                  (a) He may receive in cash, as soon as practicable after delivery of the notice of cancellation, the amount then credited to his account, except, in the case of a partial cancellation, he must retain in his account the cumulative installment payments made through the date of cancellation until the end of the Purchase Period, or

                  (b) He may have the amount credited to his account at the time the cancellation becomes effective applied to the purchase of the number of shares such amount will then purchase at the end of the Purchase Period.

13. Leave Of Absence Or Layoff. An Eligible Employee purchasing Stock under the Plan who is granted a leave of absence (including a military leave) or is laid off during the Purchase Period may at that time (on a form provided by the Company) elect one of the following:


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         (a)      He may suspend payments during the leave of absence, or, in the case of a layoff, he may suspend payments for not more than 90 days, but not in either case beyond the last month of the Purchase Period, or

         (b)      He may cancel his election in accordance with Paragraph 12.

                  If Option (a) is elected, the Eligible Employee at the end of the suspension period must make up the deficiency in his account either by immediate lump sum payment or with installment payments so that, assuming the maximum purchase price per share, payment for the maximum number of Shares covered by his option will be completed in the last month of the Purchase Period. If the Eligible Employee elects to make increased installment payments, he may, nevertheless, at any time make up his remaining deficiency by a lump sum payment.

                  If an Eligible Employee does not return to active service upon the expiration of his leave of absence or within 90 days from the date of his layoff, his election to purchase shall be deemed to have been canceled at the time of the leave of absence or layoff.

                  In no event shall an Eligible Employee be permitted to complete payment for any Shares after 27 months from the date of the commencement of the Subscription Period.

14. Effect of Failure To Make Payments When Due. If in any payroll period, for any reason not set forth in Paragraph 13, an Eligible Employee who has filed an election to purchase Shares under the Plan has no pay or his pay is insufficient (after other authorized deductions) to permit deduction of his installment payment, such payment may be made in cash at the time. If not so made, the Eligible Employee, when his pay is again sufficient to permit the resumption of installment payments, must pay in cash the amount of the deficiency in his account or arrange for uniformly increased installment payments so that, assuming the maximum purchase price per share, payment for the maximum number of Shares covered by his option will be completed in the last month of the Purchase Period. If the Eligible Employee elects to make increased installment payments, he may, nevertheless, at any time make up the remaining deficiency by a lump sum payment.

                  Subject to the above and other provisions of the Plan permitting postponement, the Company may treat the failure by an Eligible Employee to make any payment as a cancellation of his election to purchase shares. Such cancellation will be affected by mailing notice to him at his last known business or home address. Upon such mailing, his only right will be to receive in cash the amount credited to his account.


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15.      Retirement and Disability. If an Eligible Employee who has elected to purchase Shares retires or becomes disabled within 3 months prior to the end of a Purchase Period, he may, by delivering written notice to the office or person designated to receive elections no later than the end of the Purchase Period, elect to:

         (a) Have the amount credited to his account at the time of his retirement or disability applied to the purchase of the number of Shares such amount will purchase at the end of the Purchase Period; or

         (b) Make a lump sum payment in the amount of any deficiency for the remaining portion of the Purchase Period; or

         (c) Cancel his election to purchase Shares in accordance with the provisions of Paragraph 12.

                  If no such notice is given within such period, the election will be deemed canceled as of the date of retirement or disability and the only right of the Eligible Employee will be to receive in cash the amount credited to his account. For purposes of the Plan, an Eligible Employee shall be considered to have retired if he terminates employment with the Company or a Subsidiary after having completed at least 10 years of continuous employment and attained age 55. An Eligible Employee shall be considered disabled if he becomes eligible for permanent and total disability benefits under the Company's long-term disability plan.

16. Death. If an Eligible Employee, including a retired or disabled Eligible Employee described in Section 15, dies and has an election to purchase Shares in effect at the time of his death, the legal representative of the deceased Eligible Employee may, by delivering written notice to the office or person designated to receive elections no later than the end of the Purchase Period, elect to:

         (a) Have the amount credited to the Participant's account at the time of his death applied to the purchase of the number of Shares such amount will purchase at the end of the Purchase Period; or

         (b) Make a lump sum payment in the amount of any deficiency for the remaining portion of the Purchase Period; or

         (c) Cancel the election to purchase Shares in accordance with the provisions of Paragraph 12.

                  If no such notice is given within such period, the election will be deemed canceled as of the date of death, and the only right of such legal representative will be to receive in cash the amount credited to the deceased Eligible Employee's account.


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17.      Termination of Employment Other Than For Retirement, Disability Or
         Death. If an Eligible Employee's employment with the Company and all Subsidiaries and other affiliates of the Company is terminated for any reason other than retirement or disability within 3 months prior to the end of a Purchase Period or death prior to the end of the Purchase Period, his election to purchase shall thereupon be deemed canceled as of the date on which his employment ended. In such an event, no further payments under such election will be permitted, and the Eligible Employee's only right will be to receive in cash the amount credited to his account.

18. Application of Funds. All funds received by the Company in payment for Shares purchased under the Plan and held by the Company at any time may be used for any valid corporate purpose.

19. Governmental Approvals or Consents. The Plan shall not be effective unless it is approved by the stockholders of the Company within 12 months after the Plan is adopted by the Board of Directors of the Company. The Plan and any offerings and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Board of Directors of the Company may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the United States Internal Revenue Code or the laws of any state.